UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 2, 2019

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 288-4600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
______________________________________________________________________________

Item 8.01 Other Events
As previously disclosed, on February 13, 2018, GNC Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (as amended from time to time, the “Securities Purchase Agreement”) by and between the Company and Harbin Pharmaceutical Group Holdings Co., Ltd. (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, 299,950 shares of a newly created series of convertible preferred stock of the Company, designed the “Series A Convertible Preferred Stock” (the “Preferred Stock”), for a purchase price of $1,000 per share, or an aggregate of approximately $300 million (the “Securities Purchase”). The Convertible Preferred Stock is convertible into shares of the common stock of the Company at an initial conversion price of $5.35 per share, subject to customary anti-dilution adjustments. Pursuant to the terms of the Securities Purchase Agreement, Investor assigned its interest in the Securities Purchase Agreement to Harbin Pharmaceutical Group Co., Ltd., a company incorporated in the People’s Republic of China (“Hayao”).

On November 7, 2018, the Company and Hayao entered into an Amendment to the Securities Purchase Agreement, pursuant to which the Company and Hayao agreed, among other things, to complete the Securities Purchase as follows: (i) 100,000 shares of Preferred Stock which were issued on November 8, 2018 for a total purchase price of $100,000,000, (ii) 50,000 shares of Preferred Stock to be issued on December 28, 2018 for a total purchase price of $50,000,000 (the “Second Issuance”) and (iii) 149,950 shares of Preferred Stock to be issued on February 13, 2019 for a total purchase price of $149,950,000.
On January 2, 2019, Hayao advised the Company that Hayao caused the funding of the purchase price for the Second Issuance and delivered to the Company evidence of its payment. Upon receipt of funds, the Company will consummate the Second Issuance by issuing 50,000 shares of Preferred Stock to Hayao. The Company will provide an additional update upon consummation of, or the occurrence of any material developments with respect to, the Second Issuance.
Forward-Looking Statements
This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding dividend, share repurchase plan, strategy and outlook. While the Company believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to (1) conditions to the closing of the Hayao transaction may not be satisfied and required regulatory approval may not be obtained; (2) the Hayao transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the Hayao transaction; (4) the outcome of any legal proceedings related to the Hayao transaction; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Securities Purchase Agreement with Hayao; or (7) other risks to consummation of the Hayao transaction, including the risk that the Hayao transaction will not be consummated within the expected time period or at all. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: January 2, 2019 By:	/s/ Tricia K. Tolivar
Tricia K. Tolivar
Executive Vice President and
Chief Financial Officer